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                                                                   Exhibit 10.35

                            STOCK OPTION CERTIFICATE

Internet Capital Group, Inc., a Delaware corporation (the "Company"), hereby grants, on the grant date shown below (the "Date of Grant") to the grantee named below (the "Grantee") an option (this "Option") to purchase the total number of shares shown below of the common stock of the Company (the "Shares") at the exercise price per share set forth below, subject to all of the terms and conditions on both sides of this Stock Option Certificate (the "Certificate") and the Company's 1999 Equity Compensation Plan (the "Plan"). The terms and conditions of the Plan are incorporated herein by reference.

                     _____________________________________

GRANTEE:                   _________
TYPE OF OPTION:            Incentive Stock Option or
                           Nonqualified Stock Option

SHARES SUBJECT TO OPTION:  _________
EXERCISE PRICE PER SHARE:  $_________
DATE OF GRANT:             _________
TERM OF OPTION:            10 years

I hereby accept the Option grant described in this Stock Option Certificate. I have read the terms of the Plan and this Stock Option Certificate, and agree to be bound by the terms of the Plan and this Stock Option Certificate and the interpretations of the Committee (as defined in the Plan) with respect thereto.

Accepted by:

____________________________
          Grantee

In witness whereof, this Stock Option Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.

Internet Capital Group, Inc.

____________________________
Name
Title

____________________________
Name, Witness

Vesting. Subject to the provisions of Paragraphs 2(f) and 2(g), you will vest in the Option as follows:

1.

   a. _________ of the granted shares underlying the Option will vest upon the first year anniversary of the Date of Grant, if you are an Employee (as defined in the Plan), Non-Employee Director (as defined in the Plan), or Key Advisor (as defined in the Plan) at that time;

   b. Following the first year anniversary of the Grant Date, _________ of the Shares underlying the Option will vest on the _________ day of each month that you are an Employee (as defined in the Plan), Non-Employee Director (as defined in the Plan), or Key Advisor (as defined in the Plan). (i.e., equal monthly vesting over the next 36 months).

2.

   a. ________ of the granted shares underlying the Option will vest 100% upon the fourth year anniversary of the Date of Grant with 100% accelerated vesting upon achievement of aggregate positive EBITDA for two consecutive quarters of the following companies, Blackboard, Inc., BuyMedia, Inc., Commerce Quest, Inc., CreditTrade, Inc., eCredit.com, Inc., Freeborders, Inc., Go Industry AG, ICG Commerce, Inc., Investor Force Holdings, Inc., iSky, Inc., LinkShare Corporation, Mobility Technologies, Inc., One Coast Network, Inc., and Syncra Systems, Inc., if you are an Employee (as defined in the Plan), Non-Employee Director (as defined in the Plan), or Key Advisor (as defined in the Plan) at that time. If the Company no longer has a financial interest in a named company, the company will be excluded from the calculation of the aggregate EBITDA.

3.

   a. _________ of the granted shares underlying the Option will vest 100% upon the fourth year anniversary of the Date of Grant with 100% accelerated vesting upon achievement of ICG positive net income for two consecutive quarters, if you are an Employee (as defined in the Plan), Non-Employee Director (as defined in the Plan), or Key Advisor (as defined in the Plan) at that time.

2. Term; Termination of The Option. This Option will terminate on the occurrence of the earliest to occur of the following dates:

   a. Term of Option. The Option terminates ten (10) years from the Date of Grant, or upon the liquidation of the Company, if earlier. If you have not fully exercised the Option prior to that date, you will not be permitted to exercise, and will forfeit any remaining portion of, the Option. The Option will also expire and be forfeited at such times and in such circumstances as otherwise provided in this Certificate or under the Plan.

   b. Termination on Death. If you incur a Termination of Service (as defined in the Plan) on account of your death, or if you die within ninety (90) days after you cease to be so employed on account of a termination identified in Paragraphs 2(g) and 2(h) the vested portion of the Option shall terminate unless exercised within the earlier of (i) the three (3) year period after you incur such Termination of Service, or (ii) the term of the Option. Any unvested portion of the Option will terminate and be forfeited on the date you incur the Termination of Service.

   c. Termination on Disability. If you incur a Termination of Service on account of you incurring a Disability (as defined in the Plan), the vested portion of the Option shall terminate unless exercised within the earlier of (i) the three (3) year period after you incur such Termination of Service, or (ii) the term of the Option. Any unvested portion of the Option will terminate and be forfeited on the date in which you incur the Termination of Service. To the extent that the Option is an Incentive Stock Option, any portion of the Option not exercised within the one (1) year period after you cease to be an Employee on account of Disability, shall be a Nonqualified Stock Option.

   d. Termination on Retirement. If you incur a Termination of Service on account of your Retirement (as defined in the Plan), any vested portion of the Option shall terminate unless exercised within the earlier of (i) the three (3) year period after you incur such Termination of Service, or (ii) the term of the Option. Any unvested portion of the Option will terminate and be forfeited on the date in which you incur the Termination of Service. To the extent that the Option is an Incentive Stock Option, any portion of the Option not exercised within the three (3) month period after you cease to be an Employee on account of Retirement, shall be a Nonqualified Stock Option.

   e. Termination for Cause. If you incur a Termination Service on account of a termination for Cause (as defined in the Plan), the Option will immediately terminate on the date of such Termination of Service and you will forfeit all Shares underlying any exercised portion of the Option for which the Company has not delivered certificates, and the Company shall refund to you the price equal to the lesser of (i) the Exercise Price Per Share you paid for such Shares or (ii) the Fair Market Value (as defined in the Plan) of the Shares on the date of such Termination of Service.

   f. Termination on Change of Control. If you incur a Termination of Service on account of an involuntary termination without Cause within one (1) year after a Change of Control (as defined in the Plan), the Option will immediately become fully vested upon such Termination of Service. The Option will remain exercisable until the last day of the term of the Option. To the extent that the Option is an Incentive Stock Option, any portion of the Option not exercised within the three (3) month period after you cease to be an Employee on account of an involuntary termination without Cause within one (1) year after a Change of Control, shall be a Nonqualified Stock Option.

   g. Involuntary Termination Without Cause. If you incur a Termination of Service on account of an involuntary termination without Cause, except as provided in Paragraph 2(f), the vesting of the Option will be pro-rated from the Date of Grant to your Termination of Service and the unvested portion of the Option will become accelerated so that you will have an additional 12 months of vesting on the date of such Termination of Service. The vested portion of the Option shall terminate unless exercised within the earlier of (i) 24 months after your Termination of Service,
      (ii) the point in time at which the Shares trade at $10 or more for at least twenty (20) consecutive trading days after your Termination of Service, or (iii) the term of the Option. Any unvested portion of the Option will terminate and be forfeited on the date you incur the Termination of Service. To the extent that the Option is an Incentive Stock Option, any portion of the Option not exercised within the three (3) month period after you cease to be an Employee on account of an involuntary termination without Cause, shall be a Nonqualified Stock Option.

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                                                                   Exhibit 10.35

   h. Termination for Any Other Reason. If you incur a Termination of Service for any reason other than as identified in this Paragraph 2, any vested portion of the Option shall terminate unless exercised within the earlier of (i) ninety (90) days after you incur such Termination of Service, or
      (ii) the term of the Option. Any unvested portion of the Option will terminate and be forfeited on the date you incur the Termination of Service.

3. Exercise Prior to Vesting. Although you can exercise the Option at any time, the Shares that you receive will remain subject to the vesting provisions set forth in Paragraph 1. If you exercise any portion of the Option prior to satisfying those vesting provisions, (A) any unvested Shares will remain subject to the vesting schedule set forth in Paragraph 1, and to the restrictions applicable to Restricted Shares (as defined in the Plan) as provided in Section 8 of the Plan, and (B) the Company may (but has no obligation to) at any time on or after your Termination of Service repurchase any then unvested Shares for a price equal to the lesser of (i) the Exercise Price Per Share you paid for such Shares or (ii) the Fair Market Value (as defined in the Plan) of the Shares on the date of such repurchase.

4. Method of Exercising The Option.

   a. Notice. When you want to exercise any portion of the Option, you must give written notice to the Company specifying the number of Shares that you would like to purchase.

   b. Method of Payment. To exercise the Option, you must pay to the Company the Exercise Price, (i) in cash, (ii) if approved by the Committee, by delivering Shares that you currently own in accordance with Section 5(f)(y) of the Plan, or (iii) by any other method of payment that the Committee may approve. Payment must be made at the principal office of the Company.

   c. The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. You understand that you are responsible for the income tax consequences of your exercise of the Option and the sale of Shares and, among other tax consequences, you understand that you may be subject to the alternative minimum tax under the Internal Revenue Code of 1986, as amended (the "Code") in the year in which the Option is exercised. The Company may require that you (or the person exercising the Option pursuant to a transfer in accordance with Paragraph 7) represent that you are purchasing the Shares for your own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate. All obligations of the Company under this Certificate shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, you may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5. Designation as Incentive Stock Option. If this Option is designated as an Incentive Stock Option under section 422 of the Code, this Paragraph 5 applies to the Option.

   a. If the aggregate fair market value of the Shares on the Date of Grant with respect to which incentive stock options are exercisable for the first time by you during any calendar year, under the Plan or any other stock option plan of the Company or a parent or a subsidiary of the Company, exceeds $100,000, then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of section
      422. If and to the extent that the Option fails to qualify as an incentive stock option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.

   b. If you dispose of Shares acquired upon exercise of the Option, or a portion thereof, in a disqualifying disposition within the meaning of section 422 of the Code prior to the expiration of the later of either (i) two years from the Date of Grant of the Option or (ii) one year from the transfer of Shares to you pursuant to the exercise of the Option, or in any other disqualifying disposition within the meaning of section 422 of the Code, you must notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, must pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

   c. You understand that favorable incentive stock option tax treatment is available only if the Option is exercised while you are an Employee or within a time specified in the Code after you cease to be an Employee. You should consult with your tax advisor regarding the tax consequences of the Option.

6. Reorganization or Change of Control. The provisions of the Plan applicable to a Reorganization (as defined in the Plan) or a Change of Control shall apply to the Option, and, in the event of a Reorganization or a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

7. Transferability of The Option.

   a. Incentive Stock Option. If this Option is designated as an Incentive Stock Option, only you may exercise the Option during your lifetime. After your death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by your legal representatives, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Certificate.

   b. Nonqualified Stock Option. If this Option is designated as a Nonqualified Stock Option, you may transfer the Option only: (a) by will or the laws of descent and distribution or (b) to (i) your spouse, children or grandchildren ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of you or such Immediate Family Members (or both), (iii) a partnership in which you or such Immediate Family Members (or both) are the only partners or (iv) a corporation wholly owned by you or such Immediate Family Members (or both), provided that (w) the transfer does not result in accelerated federal income tax, (x) you do not receive any consideration, (y) the transferred Option continues to be subject to the same terms and conditions as it was immediately before the transfer, provided that the provisions of this Certificate and the Plan shall be deemed to apply to the transferee where the context so requires, and (z) the transfer complies with such other terms and conditions as determined by the Committee. Except as set forth above, the Option is exercisable only by you during your lifetime.

8. Incorporation by Reference; Entire Agreement; Definitions. This Option shall be subject to the terms, conditions and limitations of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. This Certificate, together with the Plan, contains the entire agreement between you and the Company with respect to the Option and supersedes all prior and contemporaneous agreements, written or oral, with respect thereto. In the event of any contradiction, distinction or differences between this Certificate and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Certificate, the terms used in this Certificate shall have the meanings set forth in the Plan.

9. No Stockholder Rights. Neither you, nor any person or entity you transfer the Option pursuant to Paragraph 7, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10. Assignment and Transfers. Your rights and interests under this Certificate may not be sold, assigned, encumbered or otherwise transferred except as provided in Paragraph 7. In the event of any attempt by you to alienate, assign, pledge, hypothecate, or otherwise dispose of this Option or any right hereunder, except as provided for in this Certificate, or in the event of the levy of any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to you, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parent, subsidiaries, and affiliates. This Certificate may be assigned by the Company without your consent.

11. Governing Law. This Certificate shall be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws provisions thereof.

12.   Miscellaneous.

   a. The captions of this Certificate are not part of the provisions hereof and shall have no force or effect. This Certificate may not be amended or modified except by a written agreement executed by you, or your legal representative, as applicable, and by the Company, or by its successors or legal representative, as applicable. The invalidity or unenforceability of any provision of this Certificate shall not affect the validity or enforceability of any other provision of this Certificate.

   b. The Committee may make such rules and regulations and establish such procedures for the administration of this Certificate as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret this Certificate and the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to the interpretation of this Certificate, the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Certificate or the Plan, the decision of the Committee shall be final and binding on all persons, and your accepting this Option is your agreement to this.

   c. All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board of Directors of the Company or mailed to its principal office, addressed to the attention

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                                                                   Exhibit 10.35

      of the Board of Directors; and if to you, shall be delivered personally, sent by facsimile transmission or mailed to you at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 12(c).

   d. The failure of you or the Company to insist upon strict compliance with any provision of this Certificate or the Plan, or to assert any right that you or the Company, respectively, may have under this Certificate or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Certificate or the Plan.

   e. Nothing in this Certificate shall confer on you the right to continue in the employment or service of the Company, its parent or subsidiaries, or interfere in any way with the right of the Company, its parent or subsidiaries, and its stockholders to terminate your employment or service at any time.

Grantee's Initials:________